Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports Second Quarter 2012 Results

•	PTGi Realigns into: 8 Canadian Data Centers and North America Telecom

•	Q2 Net Revenue of $65MM

•	Q2 Normalized Adjusted EBITDA of $10MM

•	First Canadian Certified Tier III Data Center, Toronto DC3, Opened in August

•	Completed Sale of Primus Australia

•	$210MM of Cash on Hand, Net Debt of $28MM at Q2-End

•	Subsequently Paid $1 per Share Special Dividend

•	Favorable Legislative Change Allows Purchase of Remaining 54% of Globility

MCLEAN, VA – (MARKET WIRE) – August 8, 2012 – Primus Telecommunications Group, Incorporated (“PTGi”) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the second quarter ended June 30, 2012.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “PTGi executed on many key objectives in the second quarter, including: closed Primus Australia’s sale to M2, declared approximately a $14 million dividend to shareholders, and reorganized our Canada management team around a North American strategy. As part of this strategy, we are committed to data center expansion of our 8 sites, overlaying an “owned” metro fiber infrastructure on our SMB / enterprise footprint, and capturing cash flow from our consumer and SMB foothold across Canada and select markets in the United States. PTGi’s results included $3.2 million in corporate overhead this quarter, which we plan to reduce significantly in the second half of the year given the sale of Australia. Currently, our net debt stands at approximately $42 million post-dividend, and we continue to invest in high-ROI projects especially accelerating data center expansion.”

Consolidated Results

Continuing PTGi operations, including Canada and U.S. Retail, are presented below. PTGi completed the divestiture of its Australia operations on May 31, 2012 for net proceeds of $183.3 million, resulting in net debt at quarter-end of $28.0 million, pre-dividend. Results from the Australian operations, as well as from PTGi’s International Carrier Services segment are classified as discontinued for all periods presented.

Net revenue was $65.4 million, a decrease of 12.8% from $75.0 million in the second quarter of 2011. The impact of foreign currency was a decrease of $2.4 million. On a constant currency basis, net revenue decreased 9.6%. The primary driver of the decrease in revenue is a decline in local and long distance services.

Net revenue less cost of revenue was $33.1 million, or 50.6% of net revenue, compared to $37.8 million, or 50.4% of net revenue, in the second quarter 2011. The impact of foreign currency translation was a decrease of $1.2 million. On a constant currency basis, net revenue less cost of revenue decreased primarily due to the decrease in net revenue.

Selling, general and administrative (“SG&A”) expense was $28.0 million, or 42.8% of net revenue, compared to $29.3 million, or 39.1% of net revenue in the second quarter 2011. Excluding $2.6 million for severance and other non-recurring costs, SG&A was $25.4 million, or 38.8% of revenue. The leveraging of SG&A is largely due to continued focus on cost savings.

Loss from operations was $2.7 million compared to a loss from operations of $1.0 million in the second quarter 2011. The increased loss of $1.7 million was due primarily to severance and other non-recurring items.

Adjusted EBITDA was $7.5 million, or 11.4% of net revenue, compared to $10.7 million, or 14.3% of net revenue, in the second quarter 2011. Excluding severance and other non-recurring costs, Normalized Adjusted EBITDA was $10.1 million, or 15.4% of net revenue, compared to $11.4 million, or 15.2% of net revenue in the second quarter of 2011. The year-over-year impact of foreign exchange translation was a decrease of $0.5 million. On a constant currency basis, the decrease in Normalized Adjusted EBITDA was primarily attributable to the decline in net revenue, partially offset by a decrease in SG&A costs to produce that revenue.

Net income was $68.9 million, or $4.97 per basic and diluted common share, compared to net loss of $6.3 million, or $(0.48) per basic and diluted common share, in the second quarter 2011. Second quarter 2012 results include a loss of $20.2 million from discontinued operations. Discontinued operations include non-cash expenses such as depreciation and amortization, unrealized foreign currency transaction losses, and a previously disclosed asset impairment charge related to International Carrier Services of $10.3 million. Second quarter 2012 results also include a $98.7 million, or $7.13 per share, gain on the sale of Australian operations. The number of shares outstanding used to calculate basic and diluted earnings per common share in the second quarter of 2012 was 13.8 million, compared to 13.4 million for basic and diluted earnings per common share in the second quarter of 2011.

Key Second Quarter 2012 Accomplishments

•

Opened Canada’s first Tier III design and construction certified data center on August 1 – after rigorous evaluation and stress testing, the Toronto facility with its potential 30,000 square feet of raised flooring and 1,000 cabinet capacity, is the only multi-tenant data center in Canada to be awarded Uptime Institute’s Tier III Certification for Design and Construction.

•

Launched a new, game-changing Hosted PBX suite of call center services, delivering big solutions for small businesses by eliminating capital costs, cutting operating expenditures and greatly reducing the technical complexity of implementing and supporting a full-service contact center.

Segment Results

As previously announced, PTGi is now reporting results from continuing operations in two segments: Data Center, a ‘pure-play’ data center business highlighting results from the company’s 8 state-of-the-art facilities throughout Canada, offering colocation, managed services, and cloud platforms to medium and large enterprises; and North America Telecom, highlighting Primus Canada’s competitive telecom suite of voice and data services for consumers and small and medium businesses as well US Retail operations.

Andrew Day, CEO of Primus Canada, stated “As Primus Canada leads the continued transformation of PTGi, we believe we have an unprecedented opportunity for future growth. We are increasing our capital spend program on data centers and fiber revenue streams, which is facilitated by recent changes to Canada’s Telecom Act allowing us to own transmission facilities. In our Data Center segment, with Toronto DC3 now open, we are growing our pipeline of colocation business and continuing to answer growing demand for cloud services. In the North America Telecom segment, we are focused on growing on-net revenue opportunities while maximizing margins associated with off-net revenues.”

Data Center

•

Net revenue was $8.0 million, an increase of 5.1% from $7.6 million in the second quarter of 2011. On a constant currency basis, net revenue increased 9.6%. Contributing to the net revenue increase was a 17.1% increase in net revenue from colocation services.

•

Adjusted EBITDA was $3.1 million, remaining constant from second quarter 2011 Adjusted EBITDA of $3.1 million. On a constant currency basis and excluding operating expenses for Toronto DC3, Adjusted EBITDA growth was in line with the increase in revenue.

•	Capital expenditures were $4.9 million, compared to $1.9 million in the second quarter of 2011, reflecting the construction capital required for Toronto DC3.

North America Telecom

•

Net revenue was $57.4 million, a decrease of 14.6% from $67.2 million in the second quarter of 2011. On a constant currency basis, net revenue decreased 11.5%. The decrease in net revenue is due primarily to declines in local and long distance services.

•

Adjusted EBITDA was $10.2 million, a decrease of 10.6% from $11.4 million in the second quarter 2011. On a constant currency basis, Adjusted EBITDA decreased 7.1%. The decrease in Adjusted EBITDA is primarily attributable to the revenue decline partially offset by SG&A savings.

•

Capital expenditures were $2.0 million in the second quarter of 2012, compared to $0.9 million in the second quarter of 2011. The expenditures are mainly for growth services, customer premise equipment and infrastructure maintenance.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the second quarter 2012 with $209.7 million in cash and cash equivalents, up from $46.2 million at March 31, 2012. Cash was generated during the second quarter in the following amounts: $183.3 million of net proceeds from the sale of Australia, $7.5 million of Adjusted EBITDA and $0.9 million of working capital offset, in part, by the usage of $12.0 million for interest payments, $10.6 million for capital expenditures, and $5.6 million for transaction costs and cash disposed of in the sale of Australia. PTGi’s long-term debt, including current obligations, as of June 30, 2012 was $237.7 million, down from $249.3 million as of December 31, 2011, due to the elimination of capital leases for the sold Australia segment.

Capital expenditures were $10.6 million in the second quarter 2012 compared to $7.5 million in the second quarter of 2011. Excluding discontinued operations, capital expenditures were $7.0 million and $3.0 million in the second quarter of 2012 and 2011, respectively. The increase is primarily due to the construction of Toronto DC3.

Free Cash Flow in the second quarter 2012 was negative $12.5 million compared to negative free cash flow of $8.5 million in the second quarter 2011. Net cash used in operating activities was $1.8 million in the second quarter 2012 compared to $1.0 million in the second quarter 2011. The primary contributors to the decrease in free cash flow over the prior year quarter were a $3.2 million decrease in Adjusted EBITDA, a $3.1 million increase in capital expenditures and a $2.7 million decrease in Adjusted EBITDA from discontinued operations, partially offset by a $4.5 million decrease in interest paid. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Jim Keeley, Acting Chief Financial Officer, stated, “PTGi ended the second quarter with nearly $210 million in cash, and net debt of $42 million post dividend. We are in a strong position to capitalize on high-ROI projects in Canada and aim to support this growth with a capital program for continuing operations of approximately $26 million this year, given our newly opened and most advanced data center in Toronto and the launch of our metro fiber business.”

Subsequent Events

•	On July 16, 2012, PTGi paid a cash dividend of $1.00 per share on all issued and outstanding PTGi common stock to holders of record as of July 2, 2012.

•

On July 31, 2012, PTGi acquired the remaining 54.4% of Globility Communications Corporation that it did not own, resulting in 100% ownership. PTGi immediately launched an owned fiber transport initiative commencing with, through Globility, the construction of a central business district ring in Ottawa.

Conference Call

The Company will hold a conference call on Thursday, August 9, 2012 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 99109513) from 11:30 AM ET on August 9, 2012 until midnight ET on August 16, 2012.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States and Canada. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance, results, or the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) continuing uncertain global economic conditions; (ii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iii) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value or our ability to complete any transactions arising out of that evaluation, including the pursuit of a divestiture of the International Carrier Services business unit ; (iv) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (v) our ability to attract and retain customers; (vi) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (vii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (viii) risks associated with the merger of Arbinet, including but not limited to our ability to realize the anticipated benefits of the merger of Arbinet or the timing associated with any such benefits, or volatility in the volume and mix of trading activity on the Arbinet Exchange; (ix) strengthening of the U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (x) our compliance with complex laws and regulations in the U.S. and internationally; (xi) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xii) our liquidity and possible inability to service our substantial indebtedness or an occurrence of a default or event of default under our indentures; (xiii) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xiv) management’s plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xv) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xvi) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xvii) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
NET REVENUE	$65,388	$74,995	$133,390	$147,192

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	32,290	37,230	65,795	72,863
Selling, general and administrative	27,999	29,338	55,155	56,852
Depreciation and amortization	7,830	9,392	15,427	18,274
(Gain) loss on sale or disposal of assets	—	(1)	43	(2)
Goodwill impairment	—	—	—	—

Total operating expenses	68,119	75,959	136,420	147,987

INCOME (LOSS) FROM OPERATIONS	(2,731)	(964)	(3,030)	(795)

INTEREST EXPENSE	(6,894)	(7,862)	(13,773)	(16,478)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(58)	(53)	(115)	(103)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	—	—	—
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	2,039	96	(5,151)	(4,288)
INTEREST AND OTHER INCOME (EXPENSE), net	142	(104)	146	(406)
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(1,552)	(214)	399	2,572

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(9,054)	(9,101)	(21,524)	(19,498)

REORGANIZATION ITEMS, net	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,054)	(9,101)	(21,524)	(19,498)
INCOME TAX BENEFIT (EXPENSE)	(408)	16	698	591

INCOME (LOSS) FROM CONTINUING OPERATIONS	(9,462)	(9,085)	(20,826)	(18,907)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(20,162)	2,833	(15,550)	(7,967)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	98,666	—	98,666	—

NET INCOME (LOSS)	69,042	(6,252)	62,290	(26,874)
Less: Net (income) loss attributable to the noncontrolling interest	(183)	(90)	(289)	1,277

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$68,859	$(6,342)	$62,001	$(25,597)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.70)	$(0.69)	$(1.53)	$(1.44)
Income (loss) from discontinued operations	(1.46)	0.21	(1.13)	(0.65)
Gain (loss) from sale of discontinued operations	7.13	—	7.15	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$4.97	$(0.48)	$4.49	$(2.09)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.70)	$(0.69)	$(1.53)	$(1.44)
Income (loss) from discontinued operations	(1.46)	0.21	(1.13)	(0.65)
Gain (loss) from sale of discontinued operations	7.13	—	7.15	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$4.97	$(0.48)	$4.49	$(2.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,839	13,385	13,791	12,273

DILUTED	13,839	13,385	13,791	12,273

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(9,645)	$(9,175)	$(21,115)	$(17,630)
Income (loss) from discontinued operations	(20,162)	2,833	(15,550)	(7,967)
Gain (loss) from sale of discontinued operations	98,666	—	98,666	—

Net income (loss)	$68,859	$(6,342)	$62,001	$(25,597)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

June 30,
2012
Cash and cash equivalents	$209,728
Accounts receivable, net	18,944
Other current assets	14,081
Current assets held for sale	48,002

TOTAL CURRENT ASSETS	290,755

Restricted cash	822
Property and equipment, net	60,525
Goodwill	62,632
Other intangible assets, net	76,999
Other assets	28,632

TOTAL ASSETS	$520,365

Accounts payable	$10,669
Accrued interconnection costs	2,014
Deferred revenue	9,288
Accrued expenses and other current liabilities	35,359
Accrued income taxes	7,309
Accrued interest	5,036
Current portion of long-term obligations	50
Current liabilities held for sale	33,954

TOTAL CURRENT LIABILITIES	103,679

Non-current portion of long-term obligations	236,195
Deferred Tax Liability	15,561
Contingent Value Rights	21,347
Other liabilities	519

TOTAL LIABILITIES	377,301

Total stockholders’ equity	143,064

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$520,365

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$68,859	$(6,858)	$(6,342)
Share-based compensation expense	2,355	1,702	2,272
Depreciation and amortization	7,830	7,597	9,392
(Gain) loss on sale or disposal of assets	—	43	(1)
Interest expense	6,894	6,879	7,862
Accretion on debt (premium) discount, net	58	57	53
Interest and other (income) expense	(142)	(4)	104
(Gain) loss from Contingent Value Rights valuation	(2,039)	7,190	(96)
Foreign currency transaction (gain) loss	1,552	(1,951)	214
Income tax (benefit) expense	408	(1,106)	(16)
Income (expense) attributable to the non-controlling interest	183	106	90
(Income) loss from discontinued operations, net of tax	20,162	(4,612)	(2,833)
(Gain) loss from sale of discontinued operations, net of tax	(98,666)	—	—

ADJUSTED EBITDA	$7,454	$9,043	$10,699
Severance, integration and other non-recurring items	2,627	1,608	700

NORMALIZED ADJUSTED EBITDA	$10,081	$10,651	$11,399

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012	Three Months Ended June 30, 2011
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,849)	$18,028	$(968)
Net cash used in purchase of property and equipment	(10,616)	(8,111)	(7,507)

FREE CASH FLOW	$(12,465)	$9,917	$(8,475)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA

(in thousands)

(unaudited)

Data Center	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
INCOME (LOSS) FROM OPERATIONS	$799	$742
Depreciation and amortization	2,303	2,309

ADJUSTED EBITDA	$3,102	$3,051

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA

(in thousands)

(unaudited)

North America Telecom	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
INCOME (LOSS) FROM OPERATIONS	$4,704	$4,359
Depreciation and amortization	5,525	7,079
(Gain) loss on sale or disposal of assets	—	(1)

ADJUSTED EBITDA	$10,229	$11,437